AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1996

                                                       REGISTRATION NO. 333-3691
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                              -------------------


                        K-III COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)
                              -------------------

             DELAWARE                              2721                             13-3647573
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)             Identification No.)

                              -------------------

                                745 FIFTH AVENUE
                            NEW YORK, NEW YORK 10151
                                 (212) 745-0100
    (Address, including ZIP Code, and telephone number, including area code, of Registrant's principal executive office)
                              -------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                              -------------------

                             ANN M. RIPOSANU, ESQ.
                        K-III COMMUNICATIONS CORPORATION
                                745 FIFTH AVENUE
                            NEW YORK, NEW YORK 10151
                                 (212) 745-0100
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
                              -------------------

                                    COPY TO:
                             GARY I. HOROWITZ, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

                              -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                              -------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
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- --------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                      STATE OR OTHER    PRIMARY STANDARD       I.R.S.
                   EXACT NAME OF                     JURISDICTION OF       INDUSTRIAL         EMPLOYER
              REGISTRANT AS SPECIFIED                INCORPORATION OR    CLASSIFICATION    IDENTIFICATION
                  IN ITS CHARTER                       ORGANIZATION       CODE NUMBER          NUMBER
- ---------------------------------------------------  ----------------   ----------------   --------------
Argus Publishers Corporation ......................  California               2721             95-2219151
Bacon's Information, Inc. .........................  Delaware                 7389             36-4011543
Channel One Communications Corporation.............  Delaware                 4833             13-3783276
Daily Racing Form, Inc. ...........................  Delaware                 2721             13-3616342
DRF Finance, Inc. .................................  Delaware                 2721             13-3616341
The Electronics Source Book, Inc. .................  Delaware                 2741             36-0645610
Funk & Wagnalls Yearbook Corp. ....................  Delaware                 2731             13-3603787
Haas Publishing Companies, Inc. ...................  Delaware                 2741             58-1858150
Intermodal Publishing Company, Ltd. ...............  New York                 2721             13-2633752
Intertec Market Reports, Inc.......................  Delaware                 2721             36-1534790
Intertec Presentations, Inc. ......................  Colorado                 2721             84-0840004
Intertec Publishing Corporation....................  Delaware                 2721             48-1071277
Krames Communications Incorporated.................  Delaware                 2731             94-3151780
K-III Directory Corporation........................  Delaware                 2721             13-3555670
K-III Holdings Corporation III.....................  Delaware                 6719             13-3617238
K-III HPC, Inc.....................................  Delaware                 6719             58-2105885
K-III KG Corporation--Massachusetts................  Massachusetts            8222             04-3218659
K-III KG Corporation--New York I...................  New York                 8222             11-3193464
K-III KG Corporation--New York II..................  New York                 8222             13-3751139
K-III Magazine Corporation.........................  Delaware                 2721             13-3616344
K-III Magazine Finance Corporation.................  Delaware                 2721             13-3616343
K-III Prime Corporation............................  Delaware                 6719             13-3631019
K-III Reference Corporation........................  Delaware                 2731             13-3603781
The Katharine Gibbs Schools, Inc. .................  Delaware                 6719             13-3755180
The Katharine Gibbs Schools of Montclair, Inc. ....  New Jersey               8222             22-3275485
The Katharine Gibbs Schools of Norwalk, Inc. ......  Connecticut              8222             06-1388463
The Katharine Gibbs Schools of Piscataway, Inc. ...  New Jersey               8222             22-3275484
The Katharine Gibbs Schools of Providence, Inc. ...  Rhode Island             8222             05-0475713
Lifetime Learning Systems, Inc. ...................  Delaware                 2741             13-3763276
McMullen Argus Publishing, Inc. ...................  California               2721             95-2663753
MH West, Inc. .....................................  California               2721             95-4190756
Musical America Publishing, Inc. ..................  Delaware                 2721             13-2782528
Nelson Publications, Inc. .........................  Delaware                 2741             13-3740812
Newbridge Communications, Inc......................  Delaware                 2735             13-1932571
Paramount Publishing Inc. .........................  California               2741             33-0087025
PJS Publications, Inc. ............................  Delaware                 2721             52-1654079
R.E.R. Publishing Corporation......................  New York                 2721             13-3090623
Stagebill, Inc. ...................................  Delaware                 2721             36-2693071
Symbol of Excellence Publishers, Inc. .............  Alabama                  2721             63-0845698
Weekly Reader Corporation..........................  Delaware                 2721             13-3603780

    The address, including zip code, and telephone number, including area code, of each additional registrant's principal executive office is 745 Fifth Avenue, New York, New York 10151 (212-745-0100).

    The financial statements of the guarantor subsidiaries are omitted because K-III believes the separate financial statements would not be material to the shareholders and potential investors. The total assets, revenues, income or equity of non-guarantor subsidiaries, both individually and on a combined basis are inconsequential in relation to the total assets, revenues, income or equity of K-III. All of the equity securities of each of the additional registrants set forth in the table above are owned, either directly or indirectly, by K-III, and there has been no default during the preceding 36 calendar months with respect to any indebtedness or material long-term leases of K-III or any of the additional registrants.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 25, 1996.

                                          K-III COMMUNICATIONS CORPORATION

                                          By    /s/ BEVERLY C. CHELL
                                             ...................................
                                                     (Beverly C. Chell)
                                                         Secretary

  Argus Publishers Corporation        K-III Directory Corporation
  Bacon's Information, Inc.           K-III Holdings Corporation III
  Channel One Communications          K-III HPC, Inc.
  Corporation                         K-III KG Corporation--Massachusetts
  Daily Racing Form, Inc.             K-III KG Corporation--New York I
  DRF Finance, Inc.                   K-III KG Corporation--New York II
  The Electronics Source Book, Inc.   K-III Magazine Corporation
  Funk & Wagnalls Yearbook Corp.      K-III Magazine Finance Corporation
  Haas Publishing Companies, Inc.     K-III Prime Corporation
  Intermodal Publishing Company,      K-III Reference Corporation
  Ltd.                                Krames Communications Incorporated
  Intertec Market Reports, Inc.       Lifetime Learning Systems, Inc.
  Intertec Presentations, Inc.        McMullen Argus Publishing, Inc.
  Intertec Publishing Corporation     MH West, Inc.
  The Katharine Gibbs Schools, Inc.   Musical America Publishing, Inc.
  The Katharine Gibbs Schools of      Nelson Publications, Inc.
  Montclair, Inc.                     Newbridge Communications, Inc.
  The Katharine Gibbs Schools of      Paramount Publishing, Inc.
  Norwalk, Inc.                       PJS Publications, Inc.
  The Katharine Gibbs Schools of      R.E.R. Publishing Corporation
  Piscataway, Inc.                    Stagebill, Inc.
  The Katharine Gibbs Schools of      Symbol of Excellence Publishers,
  Providence, Inc.                    Inc.
                                      Weekly Reader Corporation

                                       By    /s/ BEVERLY C. CHELL
                                          ...................................
                                                  (Beverly C. Chell)
                                                      Secretary
                                      II-3

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 25, 1996.

              SIGNATURES                               TITLE
- ---------------------------------------    -----------------------------

                *                          Principal Executive Officer
 .......................................      and Director
          (William F. Reilly)

                *                          Principal Financial Officer
 .......................................      and Director
         (Charles G. McCurdy)

                *                          Director
 .......................................
          (Beverly C. Chell)

                *                          Principal Accounting Officer
 .......................................
         (Curtis A. Thompson)

 .......................................    Director
           (Henry R. Kravis)

 .......................................    Director
          (George R. Roberts)


 .......................................    Director
          (Michael T. Tokarz)

                *                          Director
 .......................................
            (Perry Golkin)


* By    /s/ BEVERLY C. CHELL
    ...................................
          (Beverly C. Chell)
           Attorney-in-Fact

                                    EXHIBIT INDEX

EXHIBITS                             DESCRIPTION
- --------                             -----------

 4.1    --    Note Indenture (including form of note and form of guarantee).*
 4.2    --    Form of 10% Subordinated Debenture Indenture (including form of note).*
 4.3    --    Form of Certificate of Designations for the New Preferred Stock.*
 5      --    Opinion of Simpson Thacher & Bartlett regarding the legality of the securities being registered.*
 8      --    Opinion of Simpson Thacher & Bartlett regarding the material United States Federal income tax consequences to holders of the securities being registered.*
11      --    Statement regarding computation of per share earnings.*
12      --    Statement regarding computation of ratios of earnings to fixed charges.*
23.1    --    Consent of Deloitte & Touche LLP.*
23.2    --    Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit
              5).*
23.3    --    Consent of Ernst & Young LLP.
24      --    Powers of Attorney (included on signature pages hereto).*
25.1    --    Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of The Bank of New York, as Trustee for the Notes.*
25.2    --    Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of The Bank of New York, as Trustee for the 10% Subordinated Debentures.*
99.1    --    Forms of Letters of Transmittal and related documents to be used in connection with the Exchange Offers.*
99.2    --    Forms of Notices of Guaranteed Delivery.*
99.3    --    Form of Exchange Agent Agreement between The Bank of New York and K-III.*


____________________

* Previously filed.